UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2010
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On July 8, 2010, CapitalSource Finance LLC, a wholly owned subsidiary of CapitalSource Inc., entered into an agreement delegating collateral management and special servicing rights in the CapitalSource Real Estate Loan Trust 2006-A (“2006-A Trust”) to an affiliate of NorthStar Realty Finance Corp. In addition to the delegation, CapitalSource sold NorthStar its equity interest and the Class J and K notes issued by the 2006-A Trust. CapitalSource received total consideration of $7 million. The transaction will result in the deconsolidation of the 2006-A Trust and derecognition of 2006-A Trust loans on the CapitalSource balance sheet. CapitalSource will retain ownership of $124 million of the 2006-A Trust notes it previously repurchased.
     The parties have made customary representations, warranties, covenants and indemnifications in the transaction documents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2010	/s/ JOSEPH TURITZ
Joseph Turitz
Senior Vice President, General Counsel and Secretary